EX-28.o.

THE DFA INVESTMENT TRUST COMPANY
POWER OF ATTORNEY
The undersigned officers and trustees of THE DFA INVESTMENT TRUST COMPANY (the "Trust") hereby appoint CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O, LISA M. DALLMER, BERNARD J. GRZELAK, JAN MILLER, ERIC HALL, RYAN P. BUECHNER and JAMES J. TAYLOR (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to (i) the Trust's registration statement on Form N‑1A under the Investment Company Act of 1940 (the “1940 Act”), including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares by the Trust, and (ii) a registration statement on Form N-1A under the Securities Act of 1933 and/or the 1940 Act, including any and all amendments thereto, covering the registration of any registered investment company for which a series of the Trust serves as a master fund in a master fund-feeder fund structure, including, with reference to (i) and (ii), all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings.  Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned officers and trustees hereby execute this Power of Attorney as of the 29th day of December, 2021.

/s/ David P. Butler	/s/ Gerard K. O’Reilly
David P. Butler, Co-Chief Executive Officer	Gerard K. O’Reilly, Co-Chief Executive Officer and Chief Investment Officer

/s/ Reena Aggarwal	/s/ Jan Miller
Reena Aggarwal, Trustee	Jan Miller, Vice President, Chief Financial Officer, and Treasurer

/s/ George M. Constantinides	/s/ Catherine L. Newell
George M. Constantinides, Trustee	Catherine L. Newell, President and General Counsel

/s/ Douglas W. Diamond	/s/ Abbie J. Smith
Douglas W. Diamond, Trustee	Abbie J. Smith, Trustee

/s/ Darrell Duffie	/s/ Heather E. Tookes
Darrell Duffie, Trustee	Heather E. Tookes, Trustee

/s/ Lisa M. Dallmer	/s/ Ingrid M. Werner
Lisa M. Dallmer, Chief Operating Officer	Ingrid M. Werner, Trustee

/s/ Francis A. Longstaff
Francis A. Longstaff, Trustee